                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   FORM 8-K/A


                                 Current Report


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 24, 1998


                            OSAGE SYSTEMS GROUP, INC.
             (Exact name of registrant as specified in its charter)


   Delaware                         0-22808                      95-4374983
(State or other               (Commission File No.)             (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)

                            1661 East Camelback Road
                                    Suite 245
                                Phoenix, AZ 85016
                     (Address of principal executive office)




Registrant's telephone number, including area code:  (602) 274-1299


          (Former name or former address, if changed since last report)

GENERAL EXPLANATION

         The purpose of this Report is to amend the registrant's Current Report on Form 8-K dated April 24, 1998 relative to the acquisition of Open System Technologies, Inc. This Report amends the information provided under Item 7(a) and 7(b).

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Acquired Businesses


                  OPEN SYSTEM TECHNOLOGIES, INC. (FORMERLY COMPUTER HEALTH &
                         SAFETY, INC.)



                  Independent Auditors' Report

                  Balance Sheet as of December 31, 1997

                  Statement of Income and Retained Earnings for the year ended
                         December 31, 1997

                  Statement of Cash Flows for the year ended December 31, 1997

                  Notes to Financial Statements

                  Independent Auditors' Report

                  Balance Sheet as of December 31, 1996

                  Statement of Income and Retained Earnings for the year ended
                         December 31, 1996

                  Statement of Cash Flows for the year ended December 31, 1996

                  Notes to Financial Statements


                  Unaudited Interim Financial Statements:

                         Balance Sheets as of March 31, 1998 and 1997

                         Statements of Operations for the three months ended
                              March 31, 1998 and 1997

                         Statements of Cash Flows for the three months ended
                              March 31, 1998 and 1997

                         Notes to Financial Statements


          (b)     Pro Forma Financial Information

                  FINANCIAL STATEMENTS PROVIDED UNDER ITEM 7(A)

                          Independent Auditors' Report


The Board of Directors
Open System Technologies, Inc.:

We have audited the accompanying balance sheet of Open System Technologies, Inc. (an S Corporation) as of December 31, 1997, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Open System Technologies, Inc. at December 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.





Clark, Schaefer, Hackett & Co.
Middletown, Ohio
January 16, 1998

                         OPEN SYSTEM TECHNOLOGIES, INC.

                                 Balance Sheet

                               December 31, 1997

                                     Assets

Current assets:
  Cash                                                 $    6,157
  Accounts receivable                                   2,179,734
  Inventories                                              98,474
  Other current assets                                     80,876
                                                       ----------
                                                        2,365,241
                                                       ----------
Property and equipment, net                               165,787
                                                       ----------
Other assets                                               35,000
                                                       ----------
                                                       $2,566,028
                                                       ==========

                      Liabilities and Stockholders' Equity

Current liabilities:
  Cash management account                              $  265,277
  Accounts payable                                        910,629
  Note payable                                             76,000
  Accrued liabilities                                      77,043
                                                       ----------
                                                        1,328,949
                                                       ----------
Stockholders' equity:
  Common stock, $1 par value; authorized 750 shares;
    issued and outstanding 10 shares                           10
  Paid-in capital                                             490
  Retained earnings                                     1,236,579
                                                       ----------
                                                        1,237,079
                                                       ----------
                                                       $2,566,028
                                                       ==========

See accompanying notes to financial statements.

                         OPEN SYSTEM TECHNOLOGIES, INC.

                   Statement of Income and Retained Earnings

                          Year Ended December 31, 1997

Net Sales                                                           $11,938,449
Cost of Sales                                                         9,675,150
                                                                    -----------
                Gross profit                                          2,263,299

General and administrative expenses                                   1,692,492
                                                                    -----------
                Income from operations                                  570,807
                                                                    -----------
Other income (expenses):
        Other income                                                     25,094
        Interest expense                                                (26,635)
                                                                    -----------
                Total other expense                                      (1,541)
                                                                    -----------
                Net income                                              569,266

Retained earnings - beginning of year                                   780,171

Dividends paid                                                         (112,858)
                                                                    -----------

Retained earnings - end of year                                     $ 1,236,579
                                                                    ===========



See accompanying notes to financial statements.

                         OPEN SYSTEM TECHNOLOGIES, INC.

                            Statement of Cash Flows

                          Year Ended December 31, 1997

Cash flows from operating activities:
     Net income                                                     $   569,266
     Adjustments to reconcile net income to net cash provided by
      (used in) operating activities:
        Depreciation                                                     76,176
        Loss on disposal                                                  5,530
        Changes in current assets and liabilities:
                Accounts receivable - trade                            (454,418)
                Inventories                                             242,462
                Other assets                                            (90,214)
                Cash management account                                 265,277
                Accounts payable                                        688,803
                Accrued expenses                                       (115,687)
                                                                    -----------
                     Net cash provided by operating activities        1,187,195
                                                                    -----------

Cash flows from investing activities:
     Purchase of property and equipment                                (112,427)
                                                                    -----------

Cash flows from financing activities:
     Decrease in note payable                                          (794,808)
     Payment on note payable, stockholder                              (200,000)
     Payment of dividends                                              (112,858)
                                                                    -----------
                     Net cash used in financing activities           (1,107,666)
                                                                    -----------

Net decrease in cash                                                    (32,898)

Cash - beginning of year                                                 39,055
                                                                    -----------
Cash - end of year                                                  $     6,157
                                                                    ===========

Supplementary disclosure of cash flow information:
     Cash paid during the year for interest                         $    25,255
                                                                    ===========

See accompanying notes to financial statements.

                         OPEN SYSTEM TECHNOLOGIES, INC.

                         Notes to Financial Statements

1. Summary of Significant Accounting Policies:

   The following accounting principles and practices of the Company are set forth to facilitate the understanding of data presented in the financial statements:

     Nature of operations

     Open System Technologies, Inc. (the Company), a Delaware corporation, specializes in the sale and integration of computer systems, particularly in open-system, client servers environments. The Company maintains several Value Added Reseller (VAR) agreements with computer equipment manufacturers whereby the Company purchases products from the manufacturer on a non-exclusive basis for resale to end-users. The Company was previously named Computer Health & Safety, Inc., but operated under the name, Open Systems Technologies. During 1997, the Company amended its Certificate of Incorporation to change its name to Open Systems Technologies, Inc.

     Revenue recognition

     Revenue is recognized from equipment sales when the product is shipped to the customer and from support services over the contractual period or as the services are performed.

     Accounts receivable

     Accounts receivable have been adjusted for all known uncollectible accounts. No allowance for bad debts is considered necessary at year end.

     Inventories

     Inventories include completed equipment and parts, and are stated at the lower of cost or market. Cost is determined using the first-in, first-out
     (FIFO) method.

     Property and equipment - net

     Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets.

   INCOME TAXES

   The Company is an S Corporation for federal income tax purposes. As such, the income tax effects of the results of operations of the Company accrue directly to the stockholder. Accordingly, the accompanying financial statements do not include a provision for income taxes.

   USE OF ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

   CONCENTRATION OF CREDIT RISK

   The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash on deposit and trade accounts receivable. Periodically during the year, the Company may have cash deposits in excess of federally-insured limits. The Company places its cash with high credit quality financial institutions and believes its exposure to loss is limited. The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its trade accounts receivable credit risk exposure is limited.

2. INVENTORIES:

   The Company's inventories consist of high-technology computer equipment, which are subject to rapid technological obsolescence or reduction in value as a result of new products developed by competitors or normal competitive pressures. The Company periodically estimates a reduction in value based on current market conditions. At December 31, 1997, no reserve for obsolescence was considered necessary. Changes in the marketplace for high technology computer equipment may significantly affect management's estimates.

3. PROPERTY AND EQUIPMENT, NET:

   Property and equipment, net at December 31, 1997, consists of the following:

          Leasehold improvement                        $  9,965
          Office equipment                               89,179
          Computer equipment                            258,361
          Office sign                                     3,129
                                                       --------
                                                        360,634
          Less accumulated depreciation                 194,847
                                                       --------
                                                       $165,787
                                                       ========

4. NOTE PAYABLE:

   The Company has a line of credit expiring on May 31, 1998 which provides for borrowings of up to $1,750,000 bearing interest at prime (8.5% at December 31, 1997) plus 0.5%. $500,000 of the line is secured by the personal guarantee of a stockholder. The remainder of the line is unsecured. The line of credit contains certain restrictive covenants. At December 31, 1997, the Company was either in compliance with these covenants or obtained a waiver of compliance from the creditor. At December 31, 1997, $76,000 was outstanding under this line of credit.

5. RELATED PARTY TRANSACTIONS:

   A note payable to the stockholder of $200,000 was repaid during 1997. The interest rate of the note was 9%. Interest expense related to this note was $13,859 during 1997.

6. BUSINESS AND CREDIT CONCENTRATIONS:

   Two vendors accounted for 81% of the Company's purchases. All of the Company's customers are located in South Florida. Consequently, changes in the South Florida economy could affect the Company's operations. At December 31, 1997, two customers accounted for approximately 75% of accounts receivable. Four customers accounted for approximately 67% of the Company's sales for the year ended 1997.

7. COMMITMENTS:

   The Company is obligated under a noncancellable operating lease for office space which expires in May 31, 2000. Minimum future rental payments under this noncancellable operating lease as of December 31, 1997 are as follows:

                    1998                          $ 98,800
                    1999                           103,600
                    2000                            44,000
                                                  --------
                                                  $246,400
                                                  ========

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Computer Health & Safety, Inc.

We have audited the accompanying balance sheet of Computer Health & Safety, Inc. at December 31, 1996, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Computer Health & Safety, Inc. at December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


KPMG Peat Marwick LLP


Miami, Florida
January 24, 1997

                         COMPUTER HEALTH & SAFETY, INC.
                                 BALANCE SHEET
                               December 31, 1996

                        Assets
                        ------
Current assets:
     Cash                                         $   39,055
     Accounts receivable, (net of allowance
          for doubtful accounts of $10,229)        1,725,316
     Inventories                                     340,936
     Other current assets                             24,929
                                                  ----------
               Total current assets                2,130,236
                                                  ----------
Property and equipment, net                          135,066

Other assets                                             733
                                                  ----------
               Total assets                       $2,266,035
                                                  ==========

          Liabilities and Stockholder's Equity
          ------------------------------------

Current liabilities:
     Accounts payable                             $  221,826
     Note payable                                    870,808
     Note payable, stockholder                       200,000
     Accrued liabilities                             192,730
                                                  ----------
               Total current liabilities           1,485,364
                                                  ----------
Stockholder's equity:
     Common stock, $1 par value. Authorized
          750 shares; issued and outstanding
          10 shares                                       10
     Paid-in capital                                     490
     Retained earnings                               780,171
                                                  ----------
               Total stockholder's equity            780,671

Commitments
                                                  ----------
               Total liabilities and
                    stockholder's equity          $2,266,035
                                                  ==========

See accompanying notes to financial statements.

                         COMPUTER HEALTH & SAFETY, INC.

                   STATEMENT OF INCOME AND RETAINED EARNINGS

                      For the year ended December 31, 1996

Net sales                                                      $11,476,169
Cost of sales                                                    9,311,239
                                                               -----------
          Gross profit                                           2,164,930

General and administrative expenses                              1,821,553
                                                               -----------
          Income from operations                                   343,377

Other income (expense):
     Other income                                                    7,649
     Interest expense                                             (123,341)
                                                               -----------

          Total other expense                                     (115,692)
                                                               -----------

          Net income                                               227,685

Retained earnings, beginning of year                               721,908

Prior period adjustment (note 7)                                   (62,401)

Dividends paid                                                    (107,021)
                                                               -----------

Retained earnings, end of year                                 $   780,171
                                                               ===========


See accompanying notes to financial statements.

                         COMPUTER HEALTH & SAFETY, INC.

                            STATEMENT OF CASH FLOWS

                      For the year ended December 31, 1996

Cash flows from operating activities:
  Net income                                                     $ 227,685
  Adjustments to reconcile net income to net cash used in
    operating activities:
    Depreciation                                                    52,432
    Bad debt expense                                                10,229
    Changes in current assets and liabilities:
      Accounts receivable, trade                                  (535,477)
      Inventories                                                   44,825
      Other current assets                                         (22,074)
      Accounts payable                                            (100,188)
      Accrued expenses                                             142,836
                                                                 ---------
        Net cash used in operating activities                     (179,732)
                                                                 ---------
Cash flows from investing activities:
  Purchase of property and equipment                              (109,276)
                                                                 ---------
Cash flows from financing activities:
  Increase in note payable                                         257,276
  Payment on note payable, stockholder                             (22,748)
  Payment of dividends                                            (107,021)
                                                                 ---------
        Net cash provided by financing activities                  127,507
                                                                 ---------
Net decrease in cash                                              (161,501)
Cash, beginning of year                                            200,556
                                                                 ---------
Cash, end of year                                                $  39,055
                                                                 =========
Supplementary disclosure of cash flow information:
  Cash paid during the year for interest                         $ 123,341
                                                                 =========

See accompanying notes to financial statements.

                         COMPUTER HEALTH & SAFETY, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               December 31, 1996

(1)  DESCRIPTION OF BUSINESS

     Computer Health and Safety, Inc. (the "Company"), a Delaware corporation, specializes in the sale and integration of computer systems, particularly in open-system, client server environments. The Company maintains several Value Added Reseller ("VAR") agreements with computer equipment manufacturers whereby the Company purchases products from the manufacturer on a non-exclusive basis for resale to end-users. The Company conducts its operations under the name of its division, Open System Technologies.

(2)  SIGNIFICANT ACCOUNTING POLICIES

     (a)  CASH AND CASH EQUIVALENTS

          The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

     (b)  PROPERTY AND EQUIPMENT, NET

          Property and equipment are stated at cost. Depreciation of property and equipment is calculated on a straight-line basis over the estimated useful lives of the assets.

          Maintenance and repairs are charged to operations when incurred. Substantial expenditures for improvements that increase the capacity or extend the useful life of the asset are capitalized.

     (c)  INVENTORIES

          Inventories include completed equipment and parts, and are stated at the lower of cost or market. Cost is determined using the first-in, first-out ("FIFO") method for all inventories.

     (d)  REVENUE RECOGNITION

          Revenue is recognized from equipment sales when the product is shipped to the customer and from support services over the contractual period or as the services are performed.

     (e)  INCOME TAXES

          The Company is an S corporation for federal income tax purposes. As such, the income tax effects of the results of operations of the Company accrue directly to the stockholder. Accordingly, the accompanying financial statements do not include a provision for income taxes.


                                                                     (Continued)

                         COMPUTER HEALTH & SAFETY, INC.

                         NOTES TO FINANCIAL STATEMENTS


     (f)  USE OF ESTIMATES
          Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

     (g)  IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE
          DISPOSED OF
          The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on January 1, 1996. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

(3)  INVENTORIES
     Inventories at December 31, 1996 consist of:

                     Completed equipment ....... $242,829
                     Parts .....................  111,761
                                                 --------
                           Total ...............  354,590
                     Less reserve ..............   13,654
                                                 --------
                                                 $340,936
                                                 ========

     The Company's inventories consist of high-technology computer equipment, which are subject to rapid technological obsolescence or reduction in value as a result of new products developed by competitors or normal competitive pressures. The Company periodically estimates a reserve for obsolete inventory and reduction in value based on current market conditions. Changes in the marketplace for high technology computer equipment may significantly effect management's estimates.

(4)  PROPERTY AND EQUIPMENT, NET
     Property and equipment, net at December 31, 1996 consists of the following:

                 Office equipment ..................... $ 24,239
                 Computer equipment ...................  248,881
                                                        --------
                     Total ............................  273,120
                 Less accumulated depreciation ........  138,054
                                                        --------
                     Property and equipment, net ...... $135,066
                                                        ========




                                                                     (Continued)

                         COMPUTER HEALTH & SAFETY, INC.

                         NOTES TO FINANCIAL STATEMENTS

(5)  NOTE PAYABLE

     The Company has an unsecured line of credit expiring on August 31, 1997, which provides for borrowings of up to $2,500,000 bearing interest at prime (8.25% at December 31, 1996) plus 0.5 percent. At December 31, 1996, $870,808 was outstanding under this line of credit. The line of credit contains a number of restrictive covenants. At December 31, 1996, the Company was not in compliance with the debt service coverage ratio. The Company has obtained a waiver of compliance with this covenant from the creditor.

(6)  NOTE PAYABLE, STOCKHOLDER

     As of December 31, 1996, the Company had a note payable to the stockholder of $200,000. Monthly interest only installments are due until September 1, 1997 at which time the entire principal balance is due. The note bears an annual interest rate of 9 percent. Related interest expense incurred during 1996 amounted to $19,659.

(7)  PRIOR PERIOD ADJUSTMENT

     During 1996, the Company identified a $62,401 overstatement of the Company's December 31, 1995 inventory and a corresponding understatement of cost of sales for the year ended December 31, 1995. The Company has reflected this error as a prior year adjustment in their financial statements for the year ended December 31, 1996.

(8)  BUSINESS AND CREDIT CONCENTRATIONS

     One vendor accounted for 65 percent of the Company's purchases. All of the Company's customers are located in South Florida. Consequently, changes in the South Florida economy could affect the Company's operations. At December 31, 1996, three customers accounted for approximately 88 percent of accounts receivable. Three customers accounted for approximately 54 percent of the Company's sales for the year ended 1996.

(9)  COMMITMENTS

     (a)  LEASES

          The Company is obligated under a noncancelable operating lease for office space which expires in 1997. Minimum future rental payments under this noncancelable operating lease as of December 31, 1996 are $12,740 in 1997.

          Rent expense on this lease approximated $47,612 for the year ended December 31, 1996.

                         OPEN SYSTEM TECHNOLOGIES, INC.

                                                        MARCH 31, 1998    MARCH 31, 1997
                                                          (UNAUDITED)      (UNAUDITED)
                                                        --------------    --------------
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                               $  223,960       $  259,867
  Accounts receivable - net of $3,000 allowance for
      doubtful accounts in 1998 and $17,000 in 1997        1,540,023        1,770,280
  Inventories - net of $3,000 reserve in 1998 and
      $21,000 in 1997                                        112,125          197,836
  Prepaid expenses and other current assets                   89,364           45,708
                                                          ----------       ----------

     Total current assets                                  1,965,472        2,273,690
                                                          ----------       ----------
FURNITURE AND EQUIPMENT - net                                173,960          116,655

OTHER ASSETS                                                  28,638           15,687
                                                          ----------       ----------
TOTAL                                                     $2,168,070       $2,406,032
                                                          ==========       ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Notes payable under line of credit                      $  323,000
  Accounts payable                                           535,891       $1,102,311
  Accrued expenses                                            67,043           87,189
                                                          ----------       ----------

     Total current liabilities                               925,934        1,189,500
                                                          ----------       ----------
NOTES PAYABLE                                                                 200,000
                                                          ----------       ----------
STOCKHOLDERS'  EQUITY:
  Common stock                                                    10               10
  Additional paid-in-capital                                     490              490
  Retained earnings                                        1,241,636        1,016,032
                                                          ----------       ----------
     Total stockholders' equity                            1,242,136        1,016,532
                                                          ----------       ----------
TOTAL                                                     $2,168,070       $2,406,032
                                                          ==========       ==========

See notes to unaudited consolidated financial statements.

                         OPEN SYSTEM TECHNOLOGIES, INC.

                                                       THREE MONTHS ENDED
                                                 -------------------------------
                                                  (UNAUDITED)       (UNAUDITED)
                                                 MARCH 31, 1998   MARCH 31, 1997
                                                 --------------   --------------
NET SALES                                          $2,328,969       $3,044,053

COST OF SALES                                       1,839,249        2,380,436
                                                   ----------       ----------
  Gross profit                                        489,720          663,616
                                                   ----------       ----------
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES          463,688          403,445
                                                   ----------       ----------
OPERATING INCOME                                       26,032          260,171

INTEREST INCOME - net                                   1,354              690
                                                   ----------       ----------
NET OPERATING INCOME                               $   27,386       $  260,861
                                                   ==========       ==========

See notes to unaudited consolidated financial statements.

                         OPEN SYSTEM TECHNOLOGIES, INC.

                                                                           THREE MONTHS ENDED
                                                                   ----------------------------------
                                                                   MARCH 31, 1998      MARCH 31, 1997
                                                                   --------------      --------------
OPERATING ACTIVITIES:

  Net income                                                        $    27,386        $   260,861
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization                                       18,633             24,000
  Changes in operating assets and liabilities:
    Accounts receivable                                                 639,711            (44,964)
    Inventories                                                         (13,651)           143,100
    Prepaid expenses and other assets                                    (2,126)           (35,733)
    Accounts payable                                                   (640,015)           880,485
    Accrued expenses                                                    (10,000)          (105,541)
                                                                    -----------        -----------
       Net cash provided by operating activities                         19,938          1,122,208
                                                                    -----------        -----------
INVESTING ACTIVITIES - Capital expenditures                             (26,806)            (5,589)
                                                                    -----------        -----------
FINANCING ACTIVITIES:
    Net borrowings(repayments) on notes payable                         247,000           (870,808)
    Shareholder distributions                                           (22,328)           (25,000)
                                                                    -----------        -----------
       Net cash provided by (used in) financing activities              224,672           (895,808)
                                                                    -----------        -----------
NET INCREASE IN CASH                                                    217,803            220,811

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                              6,157             39,056
                                                                    -----------        -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD                            $   223,960        $   259,867
                                                                    ===========        ===========


See notes to unaudited consolidated financial statements.

                         OPEN SYSTEM TECHNOLOGIES, INC.
                NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS

1.  Basis of Presentation

    In the opinion of the Company, the accompanying unaudited interim financial statements contain all adjustments (consisting of normal recurring accruals) necessary to present fairly the financial position of the Company and the results of its operations and changes in its financial position for the periods presented.

            PRO FORMA FINANCIAL INFORMATION PROVIDED UNDER ITEM 7(B)

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


The following unaudited pro forma consolidated balance sheet at March 31, 1998 combines historical financial information as if the acquisition of Open System Technologies, Inc. ("OST") had occurred on March 31, 1998. The unaudited pro forma consolidated statement of operations for the year ended December 31, 1997 and the three months ended March 31, 1998 combines historical statements of operations for Osage Systems Group, Inc. (the "Company") and the acquired company, OST, as if the acquisition had occurred on January 1, 1997.


The detailed assumptions used to prepare the unaudited pro forma consolidated financial information are contained herein. The unaudited pro forma consolidated financial information reflects the use of the purchase method of accounting for the acquisition. The purchase price allocation used in the preparation of the pro forma financial information is preliminary and subject to change based upon final evaluations being performed.


The unaudited pro forma consolidated financial information assumes the acquisition was funded from currently available cash, assorted private placement transactions and through the issuance of common stock.

The unaudited pro forma data are not necessarily indicative of the financial position or results of operations which would have actually been reported had the transactions been consummated at the date mentioned above or which may be reported in the future.

The unaudited pro forma data should be read in conjunction with the notes to the unaudited pro forma consolidated historical financial information and the historical financial statements, and notes thereto, of the Company which are incorporated by reference to the Company's Form 10-KSB and the historical financial statements of OST which are included herein.

                           OSAGE SYSTEMS GROUP, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1998
                                 (in thousands)


                                                              HISTORICAL                                  PRO FORMA
                                                        ----------------------        PRO FORMA          CONSOLIDATED
                                                         OSAGE             OST           ADJ.              BALANCE
----------------------------------------------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS:

  Cash                                                  $  2,498        $  224        $     (2,500){a}   $    222
  Accounts receivable                                      4,484         1,540                              6,024
  Inventories                                                518           112                                630
  Prepaid expenses and other current assets                  162            89                                251
  Deferred income taxes                                      425                               200 {d}        625
                                                        --------        ------       -------------       --------

     Total current assets                                  8,087         1,965              (2,300)         7,752
                                                        --------        ------       -------------       --------

FURNITURE AND EQUIPMENT - net                                292           174                                466
                                                        --------        ------       -------------       --------

OTHER ASSETS:
  Goodwill - net                                           4,276                             4,287 {d}      8,563
  Other                                                       64            29                                 93
                                                        --------        ------       -------------       --------

     Total other assets                                    4,340            29               4,287          8,656
                                                        --------        ------       -------------       --------

     Total assets                                       $ 12,719        $2,168       $       1,987       $ 16,874
                                                        ========        ======       =============       ========


LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:

  Notes payable under line of credit                    $    309        $  323                           $    632
  Notes payable - other                                      207                                              207
  Accounts payable                                         4,168           535                              4,703
  Accrued expenses                                           876            67       $      238 {c}          1,181
  Deferred revenue                                            20                                               20
  Income taxes payable                                       191                                              191
                                                        --------        ------       -------------       --------

     Total current liabilities                             5,771           925                 238          6,934
                                                        --------        ------       -------------       --------

NOTES PAYABLE - OTHER                                        296                           420 {c}            716
                                                        --------        ------       -------------       --------

SHAREHOLDERS' EQUITY:
  Series A preferred stock                                    12                                               12
  Series B preferred stock                                     5                                                5
  Series C preferred stock                                     5                                                5
  Common stock                                                56             1               4 {b}             60
                                                                                            (1){e}
  Additional paid-in-capital                               7,336                         2,568 {b}          9,904
  Retained earnings (deficit)                               (762)        1,242          (1,242){e}           (762)

                                                        --------        ------       -------------       --------

     Total shareholders' equity                            6,652         1,243               1,329          9,224
                                                        --------        ------       -------------       --------

     Total liabilities and shareholders' equity         $ 12,719        $2,168       $       1,987       $ 16,874
                                                        ========        ======       =============       ========

                           PRO FORMA ADJUSTMENT LEGEND

{a}      Amount represents the following adjustments to cash:

             OST acquisition cash                                                  $ (2,500)
                                                                                   ========

{b} Amount represents net adjustment to common stock and additional paid in capital:

                                                           IN THOUSANDS, EXCEPT SHARE INFORMATION
                                                  ----------------------------------------------------
                                                                     COMMON
                                                          SHARES      STOCK       APIC           TOTAL
                                                  ----------------------------------------------------
             OST shares                                  333,334          3       2,233          2,237
             Fees paid                                    50,000          1         335            336
                                                  ----------------------------------------------------
               Total                                     383,334        $ 4     $ 2,568        $ 2,572
                                                  ====================================================


{c} Amount represents an adjustment to record liabilities resulting from the OST acquisition. Balance consists of $238 which will be paid within one year following the closing with the balance payable two years following the closing of the acquisition.



{d}      The following summarizes the adjustment for goodwill:


             Total stock consideration                                            2,572
             Cash                                                                 2,500
             Present value of additional liabilities resulting from OST
               acquisition                                                          658 {c}
             Pro forma adjustment for deferred income taxes                        (200)
                                                                                -------
             Total consideration                                                  5,530
                                                                                -------
             FMV of net assets acquired                                           1,243
                                                                                -------
             Goodwill                                                           $ 4,287
                                                                                =======

{e}      Amount represents elimination of shareholders' equity.

                           OSAGE SYSTEMS GROUP, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1998
                                 (IN THOUSANDS)



                                                             Historical
-------------------------------------------------------------------------------------------------------------------
                                                                                                   PRO FORMA
                                                                            PRO FORMA             CONSOLIDATED
                                                   OSAGE          OST         ADJ.                  BALANCE
-------------------------------------------------------------------------------------------------------------------
NET SALES                                         $ 5,642       $ 2,329                           $   7,971

COST OF SALES                                       4,580         1,839                               6,419
                                                  -------       -------       -----               ---------

   Gross profit                                     1,062           490                               1,552

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES        1,223           464       $  71     {a}           1,758
                                                  -------       -------       -----               ---------

OPERATING INCOME (LOSS)                              (161)           26         (71)                   (206)

INTEREST - Net                                         35             1         (16)    {c}             (20)
                                                  -------       -------       -----               ---------

INCOME (LOSS) BEFORE BENEFIT FOR
   INCOME TAXES                                      (126)           27         (87)                   (186)

BENEFIT FOR INCOME TAXES                              (39)                      (18)    {b}             (57)
                                                  -------       -------       -----               ---------

NET INCOME (LOSS)                                 $   (87)      $    27       $ (69)              $    (129)
                                                  =======       =======       =====              ==========

LOSS PER COMMON SHARE - BASIC AND DILUTED         $ (0.02)                                        $   (0.02)
                                                  =======                                        ==========

SHARES USED IN PER SHARE CALCULATION                5,342                                             5,725        {d}
                                                  =======                                        ==========

                           PRO FORMA ADJUSTMENT LEGEND

{a} Amount represents the amortization of goodwill. While the Company has yet to complete the final purchase accounting entries, based on its preliminary estimate, the Company believes that any additional adjustments required will be allocated to goodwill, which is estimated to be amortized over 15 years.

{b}      Amount represents adjustment for income taxes as follows:


         Current tax provision for OST assuming a 40%
           tax rate as OST was taxed as an S Corp. prior to
           the acquisition                                                                        $   11
         Tax benefit of deductible goodwill resulting from the OST
           acquisition                                                                               (29)
                                                                                                  =======
         Total                                                                                    $  (18)
                                                                                                  =======

{c} Amount represents amortization of discount on liabilities resulting from the OST acquisition.


{d} Amount represents the number of shares outstanding resulting from the acquisition of OST as if the shares were outstanding as of January 1, 1997:

         Weighted average shares outstanding as of March 31, 1998                                  5,342
         OST shares                                                                                  333
         Fees paid                                                                                    50
                                                                                                  =======
         Total                                                                                     5,725
                                                                                                  =======

                           OSAGE SYSTEMS GROUP, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)



                                                         Historical
-----------------------------------------------------------------------------------------------------------
                                                                                                PRO FORMA
                                                                               PRO FORMA       CONSOLIDATED
                                                    OSAGE           OST           ADJ.           BALANCE
-----------------------------------------------------------------------------------------------------------
NET SALES                                         $  14,191       $ 11,938                      $ 26,129

COST OF SALES                                        11,670          9,675                        21,345
                                                  ----------      --------      -------         --------

   Gross profit                                       2,521          2,263                         4,784

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES          2,807          1,692      $  286    {a}      4,785
                                                  ----------      --------      -------         --------

OPERATING INCOME (LOSS)                                (286)           571        (286)               (1)

INTEREST - Net                                          (10)            (2)        (62)   {c}        (74)
                                                  ----------      --------      -------         --------

INCOME (LOSS) BEFORE PROVISION (BENEFIT)
   FOR INCOME TAXES                                    (296)           569        (348)              (75)

PROVISION (BENEFIT) FOR INCOME TAXES                     (3)                       114    {b}        111
                                                  ----------      --------      -------         --------

NET INCOME (LOSS)                                 $    (293)      $    569      $ (462)         $   (186)
                                                  ==========      ========      =======         ========

LOSS PER COMMON SHARE - BASIC AND DILUTED         $   (0.06)                                    $  (0.04)
                                                  ==========                                    ========

SHARES USED IN PER SHARE CALCULATION                  4,820                                        5,203     {d}
                                                  ==========                                    ========

                           PRO FORMA ADJUSTMENT LEGEND

    {a} Amount represents the amortization of goodwill. While the Company has yet to complete the final purchase accounting entries, based on its preliminary estimate, the Company believes that any additional adjustments required will be allocated to goodwill, which is estimated to be amortized over 15 years.


    {b}      Amount represents adjustment for income taxes as follows:


             Current tax provision for OST assuming a 40%
               tax rate as OST was taxed as an S Corp. prior to
               the acquisition                                                                       $  228
             Tax benefit of deductible goodwill resulting from the OST
               acquisition                                                                             (114)
                                                                                                     ------
             Total                                                                                   $  114
                                                                                                     ======


    {c} Amount represents amortization of discount on liabilities resulting from the OST acquisition.


    {d} Amount represents the number of shares outstanding resulting from the acquisition of OST as if the shares were outstanding as of January 1, 1997:

             Shares outstanding as of December 31, 1997                                               4,820
             OST shares                                                                                 333
             Fees paid                                                                                   50
                                                                                                     ------
             Total                                                                                    5,203
                                                                                                     ======

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  June 8, 1998                            OSAGE SYSTEMS GROUP, INC.


                                                BY:/s/ Jack R. Leadbeater
                                                       Jack R. Leadbeater
                                                       Chief Executive Officer